                                                                   EXHIBIT 10.08

                          DIAMOND WALNUT GROWERS, INC.

                           RETIREMENT RESTORATION PLAN

                         Effective Date: August 1, 1989

                          DIAMOND WALNUT GROWERS, INC.

                           RETIREMENT RESTORATION PLAN

                                TABLE OF CONTENTS

                                                                                                            PAGE
SECTION 1   Definitions...................................................................................    2

SECTION 2   Participation.................................................................................    3

SECTION 3   Retirement Income Benefits....................................................................    3

SECTION 4   Payment of Benefits...........................................................................    4

SECTION 5   Administration of the Plan....................................................................    5

SECTION 6   Miscellaneous.................................................................................    6

                              STATEMENT OF PURPOSE

The Sun-Diamond Growers of California Defined Benefit Plan was amended effective August 1, 1989 to bring the Plan into compliance with pension provisions of the Tax Reform Act of 1986.

The purpose of this Plan is to restore retirement benefits for certain eligible Employees and their Spouses. This Plan is intended to restore benefits of the Sun-Diamond Growers of California Defined Benefit Pension Plan that have been cut back by reason of: (1) the maximum benefit limitation of IRC 415; (2) the maximum compensation limitation of IRC 414(s) and 401(a)(17); and (3) the change in the benefit formula required under Social Security integration rules of the Tax Reform Act of 1986.

                          DIAMOND WALNUT GROWERS, INC.

                           RETIREMENT RESTORATION PLAN

Diamond Walnut Growers, Inc. does hereby adopt the Diamond Walnut Growers, Inc. Retirement Restoration Plan in its entirety upon the following terms, provisions, and conditions:

                                   SECTION 1

                                  DEFINITIONS

Whenever used in this Plan and capitalized, unless a different meaning is plainly required by the context, the following terms shall have the meanings set forth below:

1.1   Board:

      "Board" means the Board of Directors of Diamond Walnut Growers, Inc.

1.2   Code:

      "Code" means the Internal Revenue Code of 1988, as amended, or any similar statute enacted in lieu thereof.

1.3   Committee:

      "Committee" means the Committee appointed by the Board.

1.4   Effective Date:

      "Effective Date" means August 1, 1989.

1.5   Employer:

      "Employer" means Diamond Walnut Growers, Inc. and any successor organization.

1.6   Participant:

      "Participant" means each employee selected by the Board to participate in this Plan.

1.7   Plan:

      "Plan" means the Diamond Walnut Growers, Inc. Retirement Restoration Plan.

1.8   Previous Retirement Plan:

      "Previous Retirement Plan" means the Sun-Diamond Growers of California Defined Benefit Pension Plan in effect on July 31, 1989.

1.9   Retirement Income:

      "Retirement Income" means the amount payable by the Employer pursuant to
      Section 3 of this Plan.

1.10  Retirement Plan:

      "Retirement Plan" means the Sun-Diamond Growers of California Defined Benefit Pension Plan.

1.11  Trust:

      "Trust" means the grantor trust described in Section 4 of this Plan.

                                   SECTION 2

                                 PARTICIPATION

The Board shall designate, in writing, those employees who are to be Plan Participants. An employee shall become a Participant on the date designated by the Board.

                                   SECTION 3

                           RETIREMENT INCOME BENEFITS

3.1   Eligibility:

      To receive Retirement Income benefits from this Plan, the Participant (or the Participant's beneficiary) must be eligible to receive retirement income benefits from the Retirement Plan. The Retirement Plan provides benefits to vested participants in the event of retirement, termination of employment or disability. In certain circumstances, the Retirement Plan also provides death benefits to beneficiaries of Participants. The amount of a Participant's benefit under this Plan shall be determined in accordance with 3.2 below; vesting of a Participant's benefit shall be determined in accordance with 3.3 below. Otherwise, this Plan shall provide Retirement Income benefits of the same type (e.g. normal retirement, early retirement, vested termination, death, disability), commencing at the same time and payable in the form of either a lump sum payment or a monthly annuity over the same duration as the benefit payable from the Retirement Plan.

3.2   Amount of Retirement Income Benefit:

      The amount of Retirement Income payable under this Plan is equal to the Target Benefit (as determined in (a) below), minus the Qualified Plan Benefit (as described in (b) below).

      (a)   Target Benefit

            The Target Benefit is equal to the monthly benefit (using the straight accrual method) resulting from the formula below that produces the greatest benefit.

            (1) 2% of "Average Compensation" multiplied by the Participant's "Benefit Accrual Service" reduced by 1% of "Social Security Benefit" multiplied by the Participant's "Benefit Accrual Service" (not to exceed 40 years).

            (2) 3% of "Average Compensation" multiplied by the Participant's "Benefit Accrual Service" (not to exceed 15 years), plus 1/2% of "Average Compensation" multiplied by the Participant's "Benefit Accrual Service" which exceeds 15 years, reduced by 3-1/3% of "Social Security Benefit" multiplied by the Participant's "Benefit Accrual Service" (not to exceed 15 years).

            Terms in quotation marks are defined in the Previous Retirement Plan, except that "Compensation" shall not be capped by the maximum compensation limitation of Code Sections 414(s) and 401(a)(17), and, the amount of benefit produced under the formula shall not be capped by the Code Section 415 maximum benefit limitations.

      (b)   Qualified Plan Benefit

            The Qualified Plan Benefit is the actual monthly benefit payable from the Retirement Plan based on the elected form of payment and commencement date.

      Upon termination of employment or retirement, a Participant can elect to receive his Plan benefit in any of the forms available under the Retirement Plan. If the lump sum payment option is selected, the method of determining the actuarial equivalent factor shall be the same as that used under the previous Retirement Plan as follows: The amount of the Retirement Income on the earliest eligible retirement date shall be determined; then, the actuarial equivalent shall be based on this amount and date.

3.3   Vesting

      Vesting under this Plan will follow the Previous Retirement Plan provisions: A Participant will be 50% vested after completing five (5) years of service, increasing by 10% for each additional year until fully vested after completion of ten (10) years of service.

                                   SECTION 4

                               PAYMENT OF BENEFITS

The Employer shall establish and make contributions from its general assets to a Trust for the purpose of accumulating the amounts necessary to satisfy its obligation to pay benefits under this

Plan. All benefits earned under this Plan will be paid from the Trust. This Trust shall be structured as a "grantor trust" within the meaning of Sections 671 through 677 of the Code. Assets held in the Trust shall continue, for all purposes, to be part of the general assets of the Employer, subject to the claims of the Employer's general creditors. To the extent that any person acquires the right to receive future benefit payments from the Employer under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

                                   SECTION 5

                           ADMINISTRATION OF THE PLAN

5.1   Committee

      The Board shall appoint a Committee of not more than three (3) members to serve at its pleasure and without compensation to administer the Plan.

5.2   Employer Contributions

      The Employer shall make such contributions from time to time which the Committee shall deem necessary to provide the benefits of this Plan.

5.3   Funding Policy

      The Committee shall have the duty to establish a funding policy and method which satisfies the financial obligations of the Plan through the Trust. Annually, the Committee will inform the Employer of its determination of the Plan's short-term and long-term financial needs in accordance with the funding policy.

5.4   Annual Participant Statements

      An annual benefit statement will be provided to each Plan participant. The statement is to be consistent as to content with the annual statement provided under the Retirement Plan.

5.5   Reliance on Professional Counselors

      The Committee shall rely on the services of an Enrolled Actuary to: (a) determine the Employer contributions under the funding policy; (b) determine the amount of benefits which are payable to any person in accordance with the provisions of the Plan; (c) prepare the annual participant statement; and (d) assist the Committee with other administrative issues, as instructed by the Committee. The Committee shall direct the Trust to make the appropriate benefit payments to Participants.

                                   SECTION 6

                                  MISCELLANEOUS

6.1   Questions or Disputes:

      Any questions or disputes as to this Plan will be resolved in the same manner as provided for in the Retirement Plan.

6.2   Non-alienation of Payments:

      No Participant, beneficiary, legatee, heir or any other person shall have the right to commute, encumber, assign, transfer, pledge or otherwise anticipate or dispose of the right to receive payments hereunder.

6.3   Non-guarantee of Employment:

      Nothing contained herein shall be construed as conferring upon a Participant the right to continue in the employ of the Employer as an executive or in any other capacity. The Employer may terminate the employment of any Participant at any time the Board determines such termination to be for the benefit of the Employer.

6.4   Governing Legal Entity:

      This Plan shall be construed, administered and enforced according to the laws of the State of California.

6.5   Text to Control:

      The headings of the sections are included solely for convenience of reference and, if there is any conflict between such headings and the text of the Plan, the text shall control.

6.6   Gender:

      The masculine pronoun whenever used includes the female pronoun.

6.7   Plan Amendment and Termination:

      (a) Reserved Rights. While the Employer intends to maintain this Plan as long as it maintains the Retirement Plan, the Board reserves the right to amend and the right to terminate this Plan at any time for whatever reason it may deem appropriate.

      (b) Protected Benefit. Notwithstanding paragraph (a) immediately above, no amendment, and no Plan termination, shall adversely affect benefits that would have been payable under Section 3 of this Plan (whether or not payment would have been deferred) if the Participant had terminated employment or died on the date of such amendment or Plan termination.

                                EXECUTION OF PLAN

IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by its duly authorized officer this 27 day of February, 1990.

                                             DIAMOND WALNUT GROWERS, INC.

                                             By /s/ William C. Hosie
                                               ---------------------------------

                                             Its Chairman of the Board
                                                --------------------------------